CUSIP No: 65345N106

Exhibit II

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of common stock of NextNav Inc., par value $0.0001 per share, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: March 21, 2024

CAPITAL VENTURES INTERNATIONAL		SUSQUEHANNA ADVISORS GROUP, INC.

By: Susquehanna Advisors Group, Inc. pursuant to a Limited Power of Attorney, a copy of which is attached as Exhibit I hereto.

By:	/s/ Brian Sopinsky	By:	/s/ Brian Sopinsky
Name:	Brian Sopinsky	Name:	Brian Sopinsky
Title:	Assistant Secretary	Title:	Assistant Secretary

G1 EXECUTION SERVICES, LLC		SUSQUEHANNA SECURITIES, LLC

By:	/s/ Brian Sopinsky	By:	/s/ Brian Sopinsky
Name:	Brian Sopinsky	Name:	Brian Sopinsky
Title:	Secretary	Title:	Secretary